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EXHIBIT (21)

THE LINCOLN ELECTRIC COMPANY AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT


The Company's subsidiaries, all of which are included in its consolidated financial statements, are listed in the following table:

                                                           Consolidated
                                         Country of          Percent
        Name                            Incorporation       Ownership
Messer Lincoln GmbH                     Germany                100

Lincoln Electric Foreign
  Sales Corporation, Inc.               Virgin Islands         100

Lincoln Norweld B.V.                    The Netherlands        100

  Lincoln Electric (U.K.) Limited       United Kingdom         100

  Lincoln-Norweld Management A/S        Norway                 100

  Lincoln-Norweld A/S                   Norway                 100

    Lincoln Svetshuset AB               Sweden                 100

  Lincoln Electric France S.A.          France                 100

    Lincoln Electric Company
      (Europe) GmbH                     Germany                100

    Lincoln Electric Italia S.r.l.      Italy                  100

  Lincoln Smitweld B.V.                 The Netherlands        100

    Lincoln Smitweld Belgium S.A.       Belgium                100

    Lincoln Electric Company
      (Europe) B.V.                     The Netherlands        100

  Lincoln K.D. S.A.                     Spain                  100

    Lincoln Electric Company
      (Espana) S.A.                     Spain                  100

Lincoln Electric Holdings, Inc.         United States          100

  Lincoln Electric Europe, Inc.         United States          100

    Harris Calorific France S.A.R.L.    France                 100

    Harris Calorific GmbH               Germany                100

    Harris Calorific Ltd.               Ireland                100
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EXHIBIT 21 -- SUBSIDIARIES OF THE REGISTRANT  (Continued)

                                                           Consolidated
                                         Country of          Percent
        Name                            Incorporation       Ownership
    Harris Calorific S.r.l.             Italy                  100

    Sacit S.r.l.                        Italy                  100

    S.P.I.                              Italy                  100

  Lincoln Electric Far East, Inc.       United States          100

    Nippon Lincoln Electric K.K.        Japan                  100

  Lincoln Electric International, Inc.  United States          100

    Lincoln Electric Company
      (Australia) Proprietary Limited   Australia              100

  Lincoln Electric North America, Inc.  United States          100

    Lincoln Electric Company of
      Canada Limited                    Canada                  96

    Lincoln Big Three, Inc.             United States           51

    Lincoln Electric Mexicana,
      S.A. de C.V.                      Mexico                 100

    Big Three Lincoln Alaska, Inc.      United States          100

    Lincoln Smitweld GmbH               Germany                100

  Lincoln Electric South
    America, Inc.                       United States          100

    Lincoln Electric C.A.               Venezuela              100

    Lincoln Electric Do Brasil Ltda.    Brazil                 100
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